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                                                                   EXHIBIT 23(c)


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-17841) and related Prospectus of Potash Corporation of Saskatchewan Inc. for the registration of 8,042,809 shares of its common stock and the related Proxy Statement of Arcadian Corporation and to the incorporation by reference therein of our report dated February 6, 1995, except for the second paragraph in Note 16, as to which date is March 6, 1995 and Note 17, as to which date is October 18, 1995, with respect to the consolidated financial statements of Texasgulf Inc. included in Amendment No. 2 to the Potash Corporation of Saskatchewan Inc. Registration Statement (Form F-10 No. 33-98616) filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG, LLP

Raleigh, North Carolina
January 24, 1997